Exhibit 10.1

关于现有控制文件之终止协议

Termination Agreement Regarding Existing VIE Agreements

本《关于现有控制文件之终止协议》（“本协议”）由以下各方于2022年 月 日签署。

This termination agreement regarding the Existing VIE Agreements (the “Agreement”) was signed on , 2022 by the following parties.

甲方：	浙江耐瓦伦特新能源汽车有限公司，一家于中国杭州市注册成立的外商独资有限公司，其注册地址位于浙江省杭州市萧山区经济技术开发区钱江农场耕文路168号15楼1502室；
Party A:	Zhejiang Navalant New Energy Automobile Co. Ltd., a wholly foreign owned enterprise with limited liability which is incorporated and established in Hangzhou City, China, with its registered address at Room 1502, 15th Floor, No. 168, Gengwen Road, Qianjiang Farm, Economic and Technological Development Zone, Xiaoshan District;

乙方：	浙江九紫新能源汽车有限公司，一家于中国杭州市注册成立的有限公司，其注册地址位于浙江省杭州市萧山区经济技术开发区钱江农场耕文路168号15楼1501室；及
Party B:	Zhejiang Jiuzi New Energy Automobile Co., Ltd., a limited liability company incorporated and established in Hangzhou City, China, with its registered address at Room 1501, 15th Floor, No. 168, Gengwen Road, Qianjiang Farm, Economic and Technological Development Zone, Xiaoshan District; and

丙方：	张水波、陈德稳、李可贞、陈琴芳、邓满兰（统称为“股东方”），均为中华人民共和国境内自然人。
Party C:	Shuibo Zhang, Dewen Chen, Kezhen Li, Qinfang Chen and Manlan Deng (collectively referred as the “Shareholders”) are natural persons in China.

在本合同中，甲方、乙方和丙方以下各称“一方”，合称“各方”。

In this Agreement, each of Party A, Party B and Party C shall be referred to as a “Party” respectively, and they shall be collectively referred to as the “Parties”.

鉴于：

Whereas:

(1)	各方此前共同或单独签署了如附件一所列的文件（附件一所列的各项文件统称为“现有控制文件”，包括其任何修正或补充文件）；

The Parties have previously jointly or individually signed the documents listed in Annex I (the documents listed in Annex I are collectively referred to as the “Existing VIE Agreements”, including any amendments or supplements thereto);

(2)	各方同意依照本协议的约定终止所有现有控制文件。

The Parties agree to terminate all Existing VIE Agreements in accordance with the terms of this Agreement.

现各方协商一致，达成如下协议：

All Parties have reached an agreement through consultation as follows:

第一条 终止现有控制文件

Article 1 Termination of Existing VIE Agreements

1.1	甲方、乙方和丙方在此同意并确认，全部现有控制文件自本协议生效之日起终止并不再具有效力（除在现有控制文件中明确规定在终止后仍继续有效的条款（例如保密条款）外）。

Party A, Party B and Party C hereby agree and confirm that all Existing VIE Agreements will be terminated from the effective date of this Agreement and will no longer be effective (except for the terms specified in the Existing VIE Agreements that will continue to be effective after termination (e.g. non-disclosure clauses)).

1.2	自本协议生效之日起，各方不再享有现有控制文件项下的任何权利，不再需要履行现有控制文件项下的任何义务，但各方基于任何现有控制文件已实际行使的权利和/或实际履行义务应为有效（若有），且任何一方基于现有控制文件而取得或实际占有的款项、收益或其它任何性质之利益（若有）无须向相对方返还。

各方进一步确认，自本协议生效日起，任何一方无需基于现有控制文件向其他方支付任何额外的费用或赔偿，亦无需对现有控制协议的终止向其他方支付任何赔偿。任何一方于生效日之前的违约或其他不当行为（包括作为与不作为，如有）均被免于追究任何责任。任何一方遭受的与现有控制文件有关的任何第三方索赔，无论其他方是否负有责任，其均不向其他方追偿。

From the effective date of this Agreement, the Parties no longer enjoy any rights under the Existing VIE Agreements, and no longer need to perform any obligations under the Existing VIE Agreements, provided that the Parties’ actual exercise of rights and/or actual performance of obligations based on any of the Existing VIE Agreements shall be effective (if any), and the money, income or other benefits in any nature (if any) obtained or actually possessed by either party based on the Existing VIE Agreements are not required to be returned to the other Party.

The Parties further confirm that, from the effective date of this Agreement, neither party is required to pay any additional fees or indemnities to the other Party based on the Existing VIE Agreements, or to pay any compensation to the other Party for the termination of the Existing VIE Agreements. Any breach of contract or other misconduct (including acts and omissions, if any) by either party prior to the date of signing this Agreement is exempt from any liability. Any third party’s claim suffered by either party in relation to the Existing VIE Agreements, whether or not the other Party is liable or not, shall not be recoverable from other Party.

1.3	各方在此确认，其对现有控制文件中的其他方没有争议、索赔、违约主张或赔偿要求。

各方在此放弃和免除其对现有控制文件中的其他方（包括其关联方、继承人、继任者、董事、高管、法律和财务顾问、代理）过去、现时或未来拥有的、与任何现有控制文件有关或者源于现有控制文件产生的、任何索赔、权利主张、违约主张、赔偿要求、或其他起诉缘由（无论该索赔、主张、要求是否已经提起），以及现有控制文件中的其他方的违约责任（若有）。

Each party hereby confirms that it has no claim of any dispute, breach of contract or indemnification against other Party of the Existing VIE Agreements.

The Parties hereby waive and release any claims, rights, breaches, indemnities related to or derived from any of the Existing VIE Agreements in the past, at present or in future to any other Party (including their affiliates, heirs, successors, directors, officers, legal and financial advisors, agents), or other cause of action (whether or not the claim, assertion, demand has been brought), or other Partys’ liability for breach of contract (if any) in the Existing VIE Agreements.

1.4	丙方应向乙方交还乙方向其出具的出资证明书。乙方有权修改股东名册以反映丙方的股权不再质押给甲方。

Party C shall return to Party B the capital contribution certificate issued by Party B. Party B shall be entitled to amend the register of shareholders to reflect that Party C’s equity is no longer pledged to Party A.

1.5	各方确认，自其签署至今未发生与现有控制文件相关的任何纠纷，并自本协议生效之时起现有控制文件不再具有法律效力。

The Parties confirm that no disputes related to the Existing VIE Agreements has occurred since the execution of the Existing VIE Agreements, and that the Existing VIE Agreements will no longer have legal effect from the time this Agreement takes effect.

第二条 承诺

Article 2 Commitment

为顺利完成现有控制文件项下的权利和义务的终止，各方应签署所有必要文件，办理所有必要手续，积极配合其他方取得相关政府部门的审批或/和登记（若适用），取得甲方、乙方及其关联公司的授权，并完成相关的终止手续。

In order to successfully complete the termination of the rights and obligations under the Existing VIE Agreements, all parties shall sign all necessary documents, complete all necessary formalities, actively cooperate with other Parties to obtain approval or/and registration (if applicable) from the relevant government departments, obtain the authorization of Party A, Party B and their affiliates, complete the relevant termination procedures.

第三条 协议终止

Article 3 Termination of Agreement

除本协议明确约定的终止条件外，各方同意，本协议可因下述情形终止：

Except for the termination conditions expressly agreed in this Agreement, the Parties agree that this Agreement may be terminated due to the following circumstances:

(1)	经各方协商一致终止本协议，由此造成的一切费用和损失，由各方各自承担；

As this Agreement is terminated by mutual agreement of all parties, all costs and losses arising therefrom shall be borne by each Party;

(2)	因一方违反本协议项下义务致使本协议目的无法实现，守约方有权终止本协议。

If the purpose of this Agreement cannot be achieved due to any Party’s breach of the obligations under this Agreement, the observant party has the right to terminate this Agreement.

第四条 保密义务

Article 4 Confidentiality obligations

各方承认及确定有关本协议、本协议内容，以及彼此就准备或履行本协议而交换的任何口头或书面资料均被视为保密信息（“保密信息”）。

各方应当对所有该等保密信息予以保密，而在未得到另一方书面同意前，不得向任何第三者披露任何保密信息，惟下列信息除外：(a)公众人士知悉或将会知悉的任何信息（惟并非由接受保密信息之一方擅自向公众披露）；(b)根据适用法律法规、股票交易规则、或政府部门或法院的命令而所需披露之任何信息；或(c)由任何一方就本协议所述交易而需向其股东、董事、员工、法律或财务顾问披露之信息，而该股东、董事、员工、法律或财务顾问亦需遵守与本条款相类似之保密责任。

如任何一方股东、董事、员工或聘请机构的泄密均视为该方的泄密，需依本协议承担违约责任。

The Parties acknowledge and confirm that any oral or written information exchanged with each other regarding this Agreement, its contents, and each other in connection with the preparation or performance of this Agreement shall be considered as confidential information (the “Confidential Information”).

Each party shall keep all such Confidential Information confidential and shall not disclose any Confidential Information to any third party without the written consent of the other Party, with the exception of the following information: (a) any information known or to be known to the public (but not disclosed to the public without authorization by a party receiving the Confidential Information); (b) any information required to be disclosed in accordance with applicable laws and regulations, stock trading rules, or orders of government departments or courts; or (c) any information required to be disclosed by either party to its shareholders, directors, employees, legal or financial advisors in connection with the transactions described in this Agreement, and such shareholders, directors, employees, legal or financial advisors are also required to comply with duty of confidentiality under these terms and conditions.

If any shareholder, director, employee or agency of any Party leaks the Confidential Information, it will be regarded as the leak the Confidential Information by such party. Such party shall be liable for breach of contract in accordance with this Agreement.

第五条 法律适用和争议解决

Article 5 Application of Law and Dispute Resolution

5.1	本协议的订立、效力、解释、履行、修改和终止以及争议的解决均适用中国法律。

The conclusion, validity, interpretation, performance, modification and termination of this Agreement and the resolution of disputes shall be governed by the laws of China.

5.2	因解释和履行本合同而发生的任何争议，本合同各方应首先通过友好协商的方式加以解决。如果在一方向其他方发出要求协商解决的书面通知后30天之内争议仍然得不到解决，则任何一方均可将有关争议提交给杭州贸易仲裁委员会，由该会按照其仲裁规则仲裁解决。仲裁应在杭州进行。使用之语言为中文。仲裁裁决是终局性的，对各方均有约束力。

In the event of any dispute with respect to the construction and performance of this Agreement, the Parties shall first resolve the dispute through friendly negotiations. In the event the Parties fail to reach an agreement on the dispute within 30 days after either Party’s request to the other Parties for resolution of the dispute through negotiations, either Party may submit the relevant dispute to the Hangzhou Trade Arbitration Commission for arbitration, in accordance with its Arbitration Rules. The arbitration shall be conducted in Hangzhou, and the language used in arbitration shall be Chinese. The arbitration award shall be final and binding on all Parties.

第六条 其他事项

Article 6 Miscellaneous

6.1	本协议自甲方完成对乙方的100%收购之日起生效。

The Agreement is effective from the date when Party A completes the 100% acquisition of Party B.

6.2	与本协议有关的由一方发给其他方的通知和通讯，适用于现有控制文件下的通知条款的规定，各方的通信地址如现有控制文件中所列。

Notices and communications from one party to the other Party in connection with this Agreement shall be governed by the notice caluses under the Existing VIE Agreements. The mailing addresses of the Parties are as listed in the Existing VIE Agreements.

6.3	经本协议各方协商一致，可以对本协议进行修改或变更。对本协议作出修订、修改与补充，必须经每一方签署书面协议方可生效。

This Agreement may be modified or changed upon consensus of the Parties of this Agreement. Amendments, modifications and additions to this Agreement shall be effective only after a written agreement signed by each party.

6.4	如果本协议有任何一条或多条规定根据任何法律法规在任何方面被认定为无效、不合法或不可执行，本协议其余规定的有效性、合法性或可执行性不应因此在任何方面受到影响或损害。

各方应通过诚意磋商，争取以法律许可以及各方期望的最大限度内有效的规定取代那些无效、不合法或不可执行的规定。该等有效的规定所产生的经济效果应尽可能与那些无效、不合法或不能强制执行的规定所产生的经济效果相似。

If any provision or provisions of this Agreement are held to be invalid, illegal or unenforceable in any respect under any law or regulation, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby in any way.

The Parties shall negotiate in good faith and strive to replace those invalid, illegal or unenforceable provisions with provisions that are effective to the maximum extent permitted by law and expected by the Parties. The economic effects of such valid provisions should be as similar as possible to those of invalid, illegal or unenforceable provisions.

6.5	本协议正本一式七（7）份，协议各方各执一份，各份具有同等法律效力。

This Agreement is made in seven (7) copies and each party holds one copy. Both copies have the same legal effect.

（下方签名页）

(Signature Page Below)

有鉴于此，各方已使得经其授权的代表于文首所述日期签署了本协议，以昭信守。

IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Agreement as of the date first above written.

甲方： 浙江耐瓦伦特新能源汽车有限公司（盖章）

Party A: Zhejiang Navalant New Energy Automobile Co. Ltd.

签字：
By :	/s/ Shuibo Zhang
姓名：	张水波
Name:	Shuibo Zhang
职位：	法定代表人
Title:	Legal Representative

乙方： 浙江九紫新能源汽车有限公司（盖章）

Party B: Zhejiang Jiuzi New Energy Automobile Co., Ltd.

签字：
By :	/s/ Guangbo Zhang
姓名：	张广波
Name:	Guangbo Zhang
职位：	法定代表人
Title:	Legal Representative

丙方：

Party C:

张水波

Shuibo Zhang

签署：

By:	/s/ Shuibo Zhang

陈德稳

Dewen Chen

签署：

By:	/s/ Dewen Chen

李可贞

Kezhen Li

签署：

By:	/s/ Kezhen Li

陈琴芳

Qinfang Chen

签署：

By:	/s/ Qinfang Chen

邓满兰

Manlan Deng

签署：

By:	/s/ Manlan Deng

附件一 现有控制文件目录

Annex 1 Catalog of Existing VIE Agreements

序号 No.	协议名称 Name of Agreement	签署方 Parties	签署日期 Date of Signing
1.	《独家购买权协议》 Exclusive Option Agreement	浙江耐瓦伦特新能源汽车有限公司、张水波、陈德稳、李可贞、陈琴芳、邓满兰、浙江九紫新能源汽车有限公司
		Zhejiang Navalant New Energy Automobile Co. Ltd., Shuibo Zhang, Dewen Chen, Kezhen Li, Qinfang Chen,Manlan Deng and Zhejiang Jiuzi New Energy Automobile Co., Ltd.	2020年6月15日 15 June 2020
2.	《独家业务合作协议》 Exclusive Business Cooperation Agreement	浙江耐瓦伦特新能源汽车有限公司、浙江九紫新能源汽车有限公司 Zhejiang Navalant New Energy Automobile Co. Ltd. and Zhejiang Jiuzi New Energy Automobile Co., Ltd.	2020年6月15日 15 June 2020
3.	《股权质押协议》 Equity pledge agreement	浙江耐瓦伦特新能源汽车有限公司、张水波、陈德稳、李可贞、陈琴芳、邓满兰、浙江九紫新能源汽车有限公司
		Zhejiang Navalant New Energy Automobile Co. Ltd., Shuibo Zhang, Dewen Chen, Kezhen Li, Qinfang Chen,Manlan Deng and Zhejiang Jiuzi New Energy Automobile Co., Ltd.	2020年6月15日 15 June 2020